Exhibit 1

                HONEYWELL INTERNATIONAL INC.

                7.50% Notes Due March 1, 2010

                   UNDERWRITING AGREEMENT

                                                         New York, New York

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

          Honeywell International Inc., a Delaware corporation
(the "Company"), proposes to sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the aggregate principal amount set forth in Schedule II hereto of its debt securities identified on Schedule I hereto (the "Purchased Securities"), to be issued under an indenture dated as of October 1, 1985, as supplemented by the First SupplementaL Identure thereto dated as of February 1, 1991 and the Second Supplemental Indenture dated as of November 1, 1997, each between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee") (as so supplemented, the "Indenture").

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

          (a) The Company presently meets, and has met at all times since the initial filing referred to below,the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements on such Form (the file number or file numbers of which are set forth in Schedule I hereto), which have become effective, for the registration under the Act of the Purchased Securities. Such registration statement or registration statements, as amended at the date of the Agreement, meet the requirements set forth in Rule 415(a)(1)(x) under the Act and comply in all other material respects with said Rule.
The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the form of prospectus included in the most recent such registration statement relating to the Purchased Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement or registration statements, including the exhibits thereto, as amended at the date of this Agreement, is (or, if more than one, are collectively) hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus";
and such supplemented form of prospectus, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement),when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date,

          (i) the Registration Statement, as amended as of any such time, the Final Prospectus, as amended or supplemented as of any such time and the Indenture will comply in all material respects with the applicable requirements of the Act, the Exchange Act, and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder and

       (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of Purchased Securities set forth opposite such Underwriter's name in Schedule II hereto.

          3. Delivery and Payment. Delivery of and payment for the Purchased Securities shall be made at the office, on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of a global certificate (the "Global Note") representing the Purchased Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several
Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of same-day funds. The Global Note to be delivered to the Representatives shall be deposited with and registered in the name of Cede & Co., as nominee of the Depository Trust
Company ("DTC"). The interests of the owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Notes in definitive form shall be available only under limited circumstances.

          4. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Purchased Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be mailed to the Commission for filing pursuant to Rule 424 by first class, certified or registered mail or will cause the Final Prospectus to be filed with the Commission pursuant to said Rule. The Company will promptly advise the Representatives

       (i) when the Final Prospectus shall have been mailed to the Commission for filing or filed with the Commission pursuant to Rule 424;

       (ii) when any amendment to the Registration Statement relating to the Purchased Securities shall have become effective,

       (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information,

       (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and

       (v) of the receipt by the Company of any notification with respect to the suspension or the qualification of the Purchased Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a Prospectus relating to the Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will

       (i) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and

       (ii) supply any supplemented prospectus to you in such quantities as you may reasonably request.

          (c) The Company will make generally available to its securities holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

          (e) Subject to the provisions of Section 4A(b), the Company will arrange for the qualification of the Purchased Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Purchased Securities and will arrange for the determination of the legality of the Purchased Securities for purchase by institutional investors.

          (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities or warrants covered by the Registration Statement or any other registration statement filed under the Act.

          4A. Luxembourg Listing. The Company confirms that it has made or caused to be made on its behalf an application for the Securities to be listed on the Luxembourg Stock Exchange (the "Exchange"). The Company will endeavor promptly to obtain such listing and for such purpose the Company agrees to deliver to the Exchange copies of the Preliminary Final Prospectus and the Final Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining and maintaining such listing. The Company shall use its best efforts to maintain the listing of the Purchased Securities on the Exchange for so long as any Purchased Securities are outstanding, unless otherwise agreed to by the Representatives.

     Each Underwriter, severally and not jointly, represents and agrees:

     (a) that:

       (i) it has not offered or sold and will not offer or sell any Purchased Securities to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Purchased
   Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

       (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Purchased Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on;

       (iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any Purchased Securities in, from or otherwise involving the United Kingdom; and

       (iv) it will not offer or sell any Purchased Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to an Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

     (b) Except for registration under the Securities Act of 1933, as amended, and qualification of the Purchased Securities for offer and sale, and the determination of their eligibility for investment, under the applicable securities laws of such jurisdictions within the United States as the Representatives may designate in writing to the Company, that no action has been or will be taken by such Underwriter or by the Company that would permit the offer or sale of the Purchased Securities or any interest therein or possession or distribution of the Preliminary Final Prospectus or the Final Prospectus or any amendment thereto or any other offering material relating to the Purchased Securities in any jurisdiction where action for that purpose is required. Without prejudice to paragraph
(a) above, such Underwriter has not and will not directly or indirectly offer, sell or deliver any Purchased Securities or distribute the Preliminary Final Prospectus, the Final Prospectus or any other offering material relating to the Purchased Securities in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and will not impose any obligations on the Company, except as provided herein. Subject as provided above, each Underwriter shall, if required by applicable law, furnish to each person to whom it offers, sells or delivers the Purchased Securities a copy of the Final Prospectus. No Underwriter is authorized to give any information or to make any representation not contained in the Final Prospectus, or prior to the preparation of the Final Prospectus, the Preliminary Final Prospectus, in connection with the offer and sale of the Purchased Securities.


          5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission not later than 5:30 P.M., New York City time, on the business day following the date hereof.

          (b) The Company shall have furnished to the Representatives the opinion of its General Counsel, or of J. Edward Smith, Esq., Assistant
General Counsel, Corporate and Finance, of the Company, or such other counsel to the Company reasonably acceptable to the Representatives, dated the Closing Date, to the effect that:

          (i) each of the Company and each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 405 of Regulation C promulgated under the Act (each a "Significant Subsidiary" and collectively the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

          (ii) all the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries (except for directors' qualifying shares) are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

         (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the Purchased Securities conform to the description thereof contained in the Final Prospectus; and, if the Purchased Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Purchased Securities with the New York Stock Exchange and such counsel has no reason to believe that the Purchased Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

         (iv) the Indenture has been duly authorized, executed and delivered; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding instrument enforceable against the Company in accordance with its terms, except that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity from time to time in effect; and the Purchased Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

         (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company and its subsidiaries fairly summarize the matters therein described;

         (vi) the Registration Statement and any amendments thereto have become effective under the Act; the Final Prospectus has been filed in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act, and the respective rules thereunder; and such counsel has no reason to believe that each registration statement included in the Registration Statement, or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (vii) this agreement has been duly authorized, executed and delivered by the Company;

         (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of Purchased Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

         (ix) neither the issue and sale of the Purchased Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or bound, or any order of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Significant Subsidiaries; and

         (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

   In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdictions other than the States of Delaware and New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

        (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Purchased Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (d) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:

       (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

      (ii) no stop order suspending in whole or in part the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

      (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Significant Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

      (e)  At the Closing Date, PricewaterhouseCoopers LLP and Deloitte &
Touche LLP shall have furnished to the Representatives letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

      (i) in their opinion the audited financial statements, including financial statement schedules, if any, incorporated in the Registration Statement and the Final Prospectus audited by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations with respect to registration statements on Form S-3;

      (ii) as indicated in their reports, they have made reviews in accordance with standards established by the American Institute of Certified Public Accountants of any unaudited interim consolidated data incorporated in the Registration Statement and the Final Prospectus;

      (iii) on the basis of certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter consisting of a reading of the minutes of the meetings of the stockholders, directors and the retirement plans and audit committees of the Company through a specified date not more than five business days prior to the date of delivery of such letter; a reading of any unaudited interim consolidated financial data of the Company incorporated in the Registration Statement and the Final Prospectus and the latest consolidated financial data made available by the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries, nothing came to their attention which caused them to believe that:

           (1) any unaudited interim financial data included or incorporated in the Registration Statement and the Final Prospectus do not comply in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the published rules and regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

           (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus to such specified date, if such information is available for such period, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, in income from continuing operations before taxes on income, income from continuing operations, net income, earnings applicable to common stock or earnings per share of common stock, of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

           (3) the letter shall also state that they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Final Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

       (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been

          (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or

          (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Significant Subsidiaries the effect of which, in any case referred to in clause (i) or
   (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Purchased Securities as contemplated by the Registration Statement and the Final Prospectus.

      (g) Subsequent to the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally reorganized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

      (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          6. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:

         (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Purchased Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

       (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Purchased Securities;

       (iii) all expenses in connection with the qualification of the Purchased Securities for offering and sale under state securities laws as provided in Section 4(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment surveys;

        (iv) any fees charged by securities rating services for rating the Purchased Securities;

       (v) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Purchased Securities;

       (vi) the cost of preparing the Purchased Securities;

       (vii) the fees and expenses of the Trustee and any agent of the Trustee, and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Purchased Securities; and

       (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

      It is understood, however, that, except as provided in this Section,
Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Purchased Securities by them, and any advertising expenses connected with any offers they may make.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Purchased Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Purchased Securities.

          8.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or State statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement included in the Registration Statement for the registration of the Purchased Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and grees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that

           (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and

           (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Purchased Securities to a person to whom there was not sent or given a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Purchased Securities to such person in any case where such delivery is required by the Act if the Company has previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, officers, employees and agents, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter,but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the second sentence of the last paragraph on the cover page, and in the sentences related to concessions and reallowances in the fourth paragraph, the fifth paragraph and the sixth paragraph under the heading "Underwriting" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of such action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless

           (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action),

           (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or

           (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Purchased Securities specified in Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Purchased Securities) be responsible for any amount in excess of the underwriting discount applicable to the Purchased Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section
8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought of the commencement thereof, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Purchased Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Purchased Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Purchased Securities set forth opposite the names of all the remaining Underwriters) the Purchased Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase;
provided, however, that in the event that the aggregate amount of Purchased Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Purchased Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Purchased Securities, and if such nondefaulting Underwriters do not purchase all the Purchased Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration
Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Areement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of and payment for the Purchased Securities if prior to such time

          (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange,

          (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or

          (iii) there shall have occurred any outbreak or material escalation of major hostilities in which the United States is involved, or a declaration of war by the Congress of the United States, or other substantial national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Purchased Securities as contemplated by the Final Prospectus.

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Purchased Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Authority of Representatives; Notice. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made by you jointly or by Salomon Smith Barney Inc. on behalf of you as the Representatives.

          All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telecopied and confirmed to them, at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 (telephone: (212) 816-5831; telecopy:
(212) 816-0949) Attention: General Counsel's Office; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 101 Columbia Road, P.O. Box 4000, Morristown, New Jersey 07962
(telephone: 973-455-5109; telecopy: 973-455-5189) Attention:
Assistant Treasurer.

          13. Successors. This Agreement will inure to theb enefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have rights or obligations hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of laws provisions thereof.

                  [SIGNATURES ON NEXT PAGE]


          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   HONEYWELL INTERNATIONAL INC.



                                   By: /s/ James V. Gelly
                                      --------------------------
                                   Name: James V. Gelly
                                   Title: Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.


As Representatives of the Several
Underwriters named in Schedule II
attached hereto.

SALOMON SMITH BARNEY INC.



By:/s/Gerard L. Eastman, Jr.
   --------------------------
Name:  Gerard L. Eastman, Jr.
Title: Director

                         SCHEDULE I


Underwriting Agreement dated February 24, 2000

Registration Statement Nos. 33-64245 and 333-86157

Representatives:
               Salomon Smith Barney Inc.
               388 Greenwich Street
               New York, New York  10013

               J.P. Morgan Securities Inc.
               60 Wall Street
               New York, New York  10260


Closing Date, Time and Location: March 1, 2000, 11:00 a.m., at the offices of Cravath, Swaine & Moore, 825 Eighth
Avenue, New York, New York

Sale, Purchase Price and Description of Purchased Debt
Securities:

     Title: 7.50% Notes Due March 1, 2010

     Principal amount and currency:  U.S. $1,000,000,000

     Purchase price: 99.203% of principal amount, plus accrued interest, if any, from March 1, 2000

     Interest rate: 7.50%

     Interest payment dates: Semiannually on March 1 and September 1, commencing September 1, 2000, to registered holders at the close of business on the February 15 or August 15 that precedes the date on which interest will be paid.

     Maturity:  March 1, 2010

     Sinking fund provisions:  None

     Bearer or registered: Registered book-entry form in denominations of $1,000 and any integral multiple of $1,000.

     Other provisions:  As set forth in the Prospectus
Supplement dated February 24, 2000

Tax Redemption

    The Notes may be redeemed as a whole, at the Company's option at any time prior to maturity, upon the giving of a notice of redemption as described below, if the Company determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after February
24, 2000, the Company has or will become obligated to pay additional amounts as described under ' -- Payment of Additional Amounts' below with respect to the Notes for reasons outside its control and after taking reasonable measures to avoid such obligation. The Notes will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee:

     (a) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, and

     (b) an opinion of independent counsel satisfactory to the Trustee to the effect that the Company has or will become obligated to pay such additional amounts for the reasons described above;

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such additional amounts if a payment in respect of the Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.


Payment of Additional Amounts

     The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts to the beneficial owner of any Note who is a United States alien as may be necessary in order that every net payment of principal of and interest on such Note and any other amounts payable on such Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such Note to be then due and payable. The Company will not, however, be required to make any such payment of additional amounts to any beneficial owner for or on account of:

     (a) any such tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner, if such beneficial owner is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

     (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     (c) any tax, assessment or other governmental charge imposed by reason of such beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

     (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any Note;

     (e) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (f) any tax, assessment or other governmental charge imposed by reason of such beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Company through stock ownership; or

     (g)  any combination of clauses (a) through (f) above.

Such additional amounts shall also not be paid with respect to any payment on a Note to a United States alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision there of) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner, as the case may be, held its interest in the Note directly. The term "United States alien" means any person that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

                           SCHEDULE II


                                         Principal Amount
Underwriter                              of Purchased Securities
-----------                              ------------------------

Salomon Smith Barney Inc                  $410,000,000
J.P. Morgan Securities Inc.                410,000,000
Banc of America Securities LLC              45,000,000
Barclays Bank PLC                           45,000,000
Chase Securities Inc.                       45,000,000
Deutsche Bank Securities Inc.               45,000,000
                                          ________________


     Total                                 $1,000,000,000